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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 22, 2008

CARDTREND INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-30013
(State or other jurisdiction of incorporation)	(Commission File No.)

     800 5th Avenue
Suite 4100
Seattle, WA 98104
(Address of principal executive offices and Zip Code)

(206) 447-1379
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01     CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

     On April 22, 2008, we terminated RBSM LLP at 5 West 37th Street, 9th Floor, New York, NY 10018, as our independent registered public accounting firm. The decision to dismiss RBSM LLP as our independent registered public accounting firm was approved by our Board of Directors on April 18, 2008. Except as noted in the paragraph immediately below, the reports of RBSM LLP’s consolidated financial statements for the years ended December 31, 2007 and 2006 and for the period January 1, 2006 through December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

     The reports of the RBSM LLP on our consolidated financial statements as of and for the years ended December 31, 2007 and 2006 and for the period January 1, 2006 through December 31, 2007 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern as we had suffered negative working capital, had experienced negative cash flows from continuing operating activities and also due to uncertainty with respect to our ability to meet short-term cash requirements.

     During the years ended December 31, 2007 and 2006 and for the period January 1, 2006 through December 31, 2007, and through April 22, 2008 we have not had any disagreements with RBSM LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to RBSM LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such years or in connection with its reports in any subsequent interim period through the date of dismissal.

     During the years ended December 31, 2007 and 2006, and through April 22, 2008, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

     On April 22, 2008, we delivered a copy of this report to RBSM LLP. RBSM LLP issued its response. The response stated that it agreed with the foregoing disclosure. A copy of RBSM LLP’s response is attached hereto as Exhibit 16.1.

New independent registered public accounting firm

     On April 23, 2008, we engaged Zhong Yi (Hong Kong) C.P.A. Co. Ltd., 9/F Chinachem Hollywood Centre, 1-13 Hollywood Road, Central, Hong Kong, an independent registered public accounting firm, as our principal independent accountant with the approval of our board of directors. We have not consulted with Zhong Yi (Hong Kong) C.P.A. Co. Ltd. on any accounting issues prior to engaging them as our new auditors.

     During the two most recent fiscal years and through the date of engagement, we have not consulted with Zhong Yi (Hong Kong) C.P.A. Co. Ltd. regarding either:

1.

The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Zhong Yi (Hong Kong) C.P.A. Co. Ltd. concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.

Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-K.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	Exhibit No.	Description of Exhibit
	16.1	Letter from RBSM LLP

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 23rd day of April 2008.

CARDTREND INTERNATIONAL INC.

BY:   KING K. NG
         King K. Ng, President and Chief Executive
         Officer